Exhibit 10.20

GCA HOLDINGS, INC.

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of May 13, 2004, by and among GCA Holdings, L.L.C., a Delaware limited liability company that shall be converted into a Delaware corporation named GCA Holdings, Inc. (the “Company”), each of the Persons listed on the Schedule of Investors attached hereto (each, an “Investor” and collectively, the “Investors”), M&C International, a Nevada corporation (the “Founding Stockholder”) and each of the Persons listed on the Schedule of Other Stockholders attached hereto (each, an “Other Stockholder” and collectively, the “Other Stockholders”). The Investors, the Founding Stockholder and the Other Stockholders are collectively referred to herein as the “Stockholders” and individually as a “Stockholder.” Except as otherwise provided herein, capitalized terms used herein are defined in paragraph 15 hereof.

WHEREAS, certain of the Stockholders are party to that certain Securities Purchase and Exchange Agreement, dated as of April 21, 2004, by and among the Company, the Investors and the Founding Stockholder and the other Persons named therein (as the same may be amended or modified from time to time in accordance with its terms, the “Securities Purchase Agreement”);

WHEREAS, pursuant to the Conversion (as defined in the Securities Purchase Agreement), the Investors shall acquire shares of the Company’s Class A Preferred Stock, par value $.01 per share (the “Class A Preferred Stock”), and shares of the Company’s Class B Preferred Stock, par value $.01 per share (the “Class B Preferred Stock” and, together with the Class A Preferred Stock, the “Preferred Stock”), pursuant to the Securities Purchase Agreement;

WHEREAS, immediately following the Conversion, the Founding Stockholder and the Other Stockholders shall own all of the Company’s outstanding Class A Common Stock, par value $.01 per share (the “Class A Common Stock”) and all of the Company’s outstanding Class B Common Stock, par value $.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”);

WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company’s board of directors (the “Board”), (ii) assuring continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which the Company’s capital stock may be transferred; and

WHEREAS, the execution and delivery of this Agreement is a condition to the Closing under the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Board of Directors.

(a) From and after the consummation of the transactions contemplated by the Securities Purchase Agreement (the “Closing”), and until the provisions of this paragraph 1 cease to be effective, each holder of Stockholder Shares shall vote all of his, her or its Stockholder Shares which are voting shares (but with it being understood, however, that neither the shares of Class B Common Stock nor the shares of Class B Preferred Stock have any rights to vote for members of the Board under the Company’s Certificate of Incorporation and shall have no such rights hereunder) and any other voting securities of the Company over which such holder has voting control and shall take all other necessary or desirable actions within his, her or its control (whether in his, her or its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including calling special board and stockholder meetings), so that:

(i) subject to the terms of this Agreement, the authorized number of directors on the Board shall be established and maintained at up to seven (7) directors;

(ii) the following persons shall be elected to the Board:

(A) two (2) representatives designated by the Investors that hold a majority of the Stockholder Shares which are voting shares held by all of the Investors (the “Investor Directors”), with Walter G. Kortschak and C.J. Fitzgerald serving as the Investor Directors immediately following the Closing (and with it being understood that such Investor Directors shall be elected by the holders of a majority of the outstanding Class A Preferred Stock pursuant to Section 4A of Part B of Article IV of the Company’s Certificate of Incorporation for so long as the provisions thereof remain effective); provided that the right of the Investors to designate the Investor Directors pursuant to this subparagraph (ii)(A) shall be reduced to (A) one Investor Director in the event the Investors cease to hold in the aggregate at least 20% of the Company’s Common Stock on a fully-diluted basis (assuming conversion of the Preferred Stock) and (B) no Investor Director in the event that the Investors cease to hold in the aggregate at least 10% of the Company’s Common Stock on a fully-diluted basis (assuming conversion of the Preferred Stock);

(B) two (2) representatives designated by the Founding Stockholder (the “Founding Stockholder Directors”), with Karim Maskatiya and Robert Cucinotta serving as the Founding Stockholder Directors immediately following the Closing; provided that the right of the Founding Stockholder to designate the Founding Stockholder Directors shall be reduced to (A) one Founding Stockholder Director in the event that the Founding Stockholder ceases to hold at least 20% of the Company’s Common Stock on a fully-diluted basis (assuming conversion of the Preferred Stock) and (B) no Founding Stockholder Director in the event that the Founding Stockholder ceases to hold at least 10% of the Company’s Common Stock on a fully-diluted basis (assuming conversion of the Preferred Stock);

(C) one (1) representative elected by the holders of the Company’s outstanding Class A Common Stock and Class A Preferred Stock (voting on an as-if-converted basis) in accordance with applicable corporate law and the Company’s Certificate of Incorporation and Bylaws, so long as such representative is approved by the Investors that hold a majority of the Stockholder Shares held by all of the Investors (for so long as the Investors have the right to designate at least one Investor Director hereunder) and the Founding Stockholder (so long as the Founding Stockholder has the right to designate at least one Founding Stockholder Director hereunder); provided that such representative shall not be an officer or employee of the Company or any of its Subsidiaries and such representative shall be an Independent Director (the “Outside Director”), and with such Outside Director being so designated and approved as provided herein and elected to the Board as soon as practicable after the Closing; and

(D) if and to the extent required pursuant to the terms of the Indenture, the Senior Debt or the requirements under any applicable federal securities laws, rules or regulations, up to two (2) additional representatives elected by the holders of the Company’s outstanding Class A Common Stock and Class A Preferred Stock (voting on an as-if-converted basis) in accordance with applicable corporate law and the Company’s Certificate of Incorporation and Bylaws; provided that no such representative shall be an officer or employee of the Company or any of its Subsidiaries and each such representative shall be an Independent Director (the “Additional Outside Director(s)”), and with such Additional Outside Director(s) being so designated and approved as provided herein; provided further that the first Additional Outside Director elected to the Board to make the total number of directors on the Board equal to six must be approved by the Investors that hold a majority of the Stockholder Shares held by all of the Investors (for so long as the Investors have the right to designate at least one Investor Director hereunder), and the Founding Stockholder (so long as the Founding Stockholder has the right to designate at least one Founding Stockholder Director hereunder); and provided further that the second Additional Outside Director elected to the Board to make the total number of directors on the Board equal to seven must be approved by the Investors that hold a majority of the Stockholder Shares held by all of the Investors (for so long as the Investors have the right to designate at least one Investor Director hereunder), the Founding Stockholder (so long as the Founding Stockholder has the right to designate at least one Founding Stockholder Director hereunder) and by the Tudor Investors that hold a majority of the Stockholder Shares held by all of the Tudor Investors (so long as the Tudor Investors hold Stockholder Shares which in the aggregate represent at least 50% of the Stockholder Shares held by the Tudor Investors as of the Closing). To the extent that the Indenture requires that only one (1) additional representative must be added to the Board (to make the total number of directors on the Board equal to six), either the Investors that hold a majority of the Stockholder Shares held by all of the Investors (for so long as the Investors have the right to designate at least one Investor Director hereunder) or the Founding Stockholder (for so long as the Founding Stockholder has the right to designate at least one Founding Stockholder Director hereunder) may nevertheless require that the second Additional Outside Director shall be elected and added to the board pursuant to the provisions of this subparagraph (ii)(D).

(iii) the composition of the board of directors or equivalent body of each of the Company’s Subsidiaries (a “Sub Board”) shall be proportionately equivalent to that of the Board, provided that the composition of the board of directors or management committee, as the case may be, of Global Cash Access, L.L.C. shall at all times be the same as the Board;

(iv) subject to paragraph 1(a)(v) below and paragraph 1(e) below, any director of the Company may be removed from the Board or a Sub Board in the manner allowed by law and the Company’s or such Subsidiary’s Certificate of Incorporation and Bylaws or similar governing documents; provided that, (A) with respect to any Investor Director, such removal (with or without cause) shall only be upon the written request of the Investors that hold a majority of the Stockholder Shares held by all of the Investors and for no other reason, (B) with respect to any Founding Stockholder Director, such removal (with or without cause) shall only be upon the written request of the Founding Stockholder and for no other reason, and (C) with respect to any Outside Director or Additional Outside Director, such removal (with or without cause) shall only be upon the written request of the Investors that hold a majority of the Stockholder Shares held by all of the Investors (so long as the Investors have the right to designate at least one Investor Director hereunder) and the Founding Stockholder (so long as the Founding Stockholder has the right to designate at least one Founding Stockholder Director hereunder);

(v) in the event that any representative designated hereunder for any reason ceases to serve as a member of the Board or any Sub Board during his or her term of office, the resulting vacancy on the Board or Sub Board shall be filled by (A) with respect to a representative designated pursuant to subparagraph (ii)(A) above, a representative designated as provided in subparagraph (ii)(A) above, (B) with respect to a representative elected pursuant to subparagraph (ii)(B) above, a representative elected as provided in subparagraph (ii)(B) above, (C) with respect to a representative elected pursuant to subparagraph (ii)(C) above, a representative elected and approved as provided in subparagraph (ii)(C) above, who satisfies the other requirements set forth in subparagraph (ii)(C) above and (D) with respect to a representative elected pursuant to subparagraph (ii)(D) above, a representative elected and approved as provided in subparagraph (ii)(D) above, who satisfies the other requirements set forth in subparagraph (ii)(D) above;

(vi) upon reduction of the rights of the Investors to designate any Investor Director pursuant to subparagraph (ii)(A) above, at the written request of the Founding Stockholder (for so long as the Founding Stockholder has the right to designate at least one Founding Stockholder Director hereunder), each Stockholder shall vote all of his, her or its Stockholder Shares which are entitled to vote and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable action within his, her or its control to remove from Board and any Sub Board such Investor Director with respect to whom the right to so designate has been lost at the time specified in such written request. Thereafter, such positions previously held by such removed Investor Director on the Board and any Sub Board shall be filled by the vote of the holders of the Company’s outstanding Class A Common Stock and Class A Preferred Stock (voting on an as-if-converted basis) in accordance with applicable corporate law and the Company’s Certificate of Incorporation and Bylaws; and

(vii) upon reduction of the rights of the Founding Stockholder to designate any Founding Stockholder Director pursuant to subparagraph (ii)(B) above, at the written request of the Investors that hold of a majority of the Stockholder Shares held by all of the Investors (for so long as the Investors have the right to designate at least one Investor Stockholder Director hereunder), each Stockholder shall vote all of his, her or its Stockholder Shares which are entitled to vote and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable action within his, her or its control to remove from Board and any Sub Board such Founding Stockholder Director with respect to whom the right to so designate has been lost at the time specified in such written request. Thereafter, such positions previously held by such removed Founding Stockholder Director on the Board and any Sub Board shall be filled by the vote of the holders of the Company’s outstanding Class A Common Stock and Class A Preferred Stock (voting on an as-if-converted basis) in accordance with applicable corporate law and the Company’s Certificate of Incorporation and Bylaws.

(b) Any committees established by the Board or a Sub Board shall include at least one Investor Director and at least one Founding Stockholder Director.

(i) Subject to any applicable federal securities laws, rules or regulations regarding the required composition of compensation committees, a Compensation Committee of the Board comprised of three (3) members shall be established promptly following the Closing and shall include one Investor Director, one Founding Stockholder Director and one Outside Director who is an Independent Director. The Compensation Committee’s authority and duties shall include (1) making recommendations to the Board regarding the compensation (including salary, bonuses and other forms of compensation) to be paid to each of the Company’s executives and key employees and directors and (2) the day-to-day administration of the Company’s Equity Incentive Plans (subject to the oversight and ultimate control thereof by the Board).

(ii) Subject to any applicable federal securities laws, rules or regulations regarding the required composition of audit committees, an Audit Committee of the Board comprised of three (3) members shall be established promptly following the Closing and shall include one Investor Director, one Founding Stockholder Director and the Outside Director. The Audit Committee’s authority and duties shall be as set forth in the Board’s enabling resolutions adopted in connection with the establishment of such committee.

(c) The Company shall pay the reasonable out-of-pocket expenses (including travel expenses) incurred by each director in connection with attending the meetings of the Board, any Sub Board and any committee thereof and each non-management director (including the Investor Directors) shall receive the same remuneration (including option grants and other equity-based compensation) for serving as a director (if any). The Company shall use its reasonable efforts to maintain requisite directors and officers indemnity insurance coverage in effect at all times (subject to appropriate cost considerations) and the Company’s Certificate of Incorporation and Bylaws shall at all times provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.

(d) So long as the Tudor Investors hold Stockholder Shares which in the aggregate represent at least 50% of the Stockholder Shares held by the Tudor Investors as of the Closing, the Company shall give the Tudor Investors written notice of each meeting of its Board and each committee thereof at least three business days prior to the date of each such meeting, and the Company shall permit one representative of the Tudor Investors to attend (in person or by telephone) all meetings of its Board as an observer. Such representative of the Tudor Investors shall be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes) given to the Company’s directors in connection with such meetings at the same time such materials and information are given to the Company’s directors.

(e) Notwithstanding anything set forth herein to the contrary, in the event that any director shall be convicted of a felony or is deemed to be unsuitable by any gaming regulatory authority in any state, tribal jurisdiction, foreign jurisdiction or other jurisdiction in which the Company or any of its Subsidiaries operate, such director shall be automatically removed from the Board and any Sub Board and each Stockholder shall vote all of his, her or its Stockholder Shares which are entitled to vote and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable action within his, her or its control to remove such director from the Board and any Sub Board.

(f) Each Founding Stockholder Director acknowledges that it has approved of the election of the Investor Directors to the Board and the Sub Boards (and, prior to the conversion of the Company to a corporation, to the Company’s management committee), and each director agrees that it shall approve of any director elected to the Board or any Sub Board in accordance with the terms of this paragraph 1 and the Company’s certificate of incorporation.

(g) The provisions of this paragraph 1 shall terminate automatically and shall be of no further force and effect upon the consummation of an Initial Public Offering.

2. Representations and Warranties; Agreements. Each Stockholder represents and warrants as of the date hereof that (i) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and (ii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

3. Certain Transfer Restrictions.

(a) No Other Stockholder shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law or otherwise) any interest in any Stockholder Shares, (a “Transfer”), except pursuant to a Public Sale or a Sale of the Company or, in the case of BofA, a Transfer to the Founding Stockholder in the case of a Tendering Event or a BHC Regulatory Problem (an “Exempt Transfer”), or the provisions of this paragraph 3. Prior to making any Transfer other than an Exempt Transfer, the Other Stockholder transferring any Stockholder Shares (a “Transferring Stockholder”) shall deliver a written notice (an “Offer Notice”) to the Company, the Investors and the Founding Stockholder. The Offer Notice shall disclose in reasonable detail the identity of the prospective transferee(s), the number of Stockholder Shares to be transferred and the terms and conditions of the proposed Transfer. In no event shall any Transfer (other than an Exempt Transfer) of Stockholder Shares pursuant to this paragraph 3 be made by any Other Stockholder for any consideration other than cash payable upon consummation of such Transfer or in installments over time (which may, but does not need to, be evidenced by a seller note). No Other Stockholder shall consummate any Transfer until 45 days after the Offer Notice has been given to the Company and the Investors and the Founding Stockholder (the “Election Period”), unless the parties to the Transfer have been finally determined pursuant to this paragraph 3 prior to the expiration of such 45-day period. The date of the first to occur of such events is referred to herein as the “Authorization Date.”

(b) The Company may elect to purchase all or any portion of the Transferring Stockholder’s Stockholder Shares to be transferred upon the same terms and conditions as those set forth in the Offer Notice by delivering a written notice of such election to such Transferring Stockholder, the Investors and the Founding Stockholder within 15 days after the Offer Notice has been delivered to the Company. If the Company has not elected to purchase all of such Transferring Stockholder’s Stockholder Shares to be transferred, each of the Investors and the Founding Stockholder may elect to purchase all or any portion of the remaining Stockholder Shares to be transferred upon the same terms and conditions as those set forth in the Offer Notice by delivering written notice of such election to the Transferring Stockholder within 30 days after the Offer Notice has been given to the Investors and the Founding Stockholder. If more than one Investor or one Investor and the Founding Stockholder elects to purchase such Stockholder Shares, the Stockholder Shares to be sold to such Investors and/or the Founding Stockholder shall be allocated among the Investors and/or the Founding Stockholder pro rata according to the number of Stockholder Shares owned by each such Investor and/or the Founding Stockholder. If the Company, the Investors and the Founding Stockholder have not elected to purchase all of such Transferring Stockholder’s Stockholder Shares specified in the Offer Notice, such Transferring Stockholder may Transfer the Stockholder Shares specified in the Offer Notice for which no purchase election has been made at a price and on terms no more favorable to the transferee(s) thereof than specified in the Offer Notice during the 60-day period immediately following the Authorization Date. Any Transferring Stockholder’s Stockholder Shares not transferred within such 60-day period shall be subject to the provisions of this paragraph 3(b) upon subsequent Transfer. If any of the Company, the Investors or the Founding Stockholder have elected to purchase any Stockholder Shares hereunder, the Transfer of such Stockholder Shares shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Stockholder, but in any event within 15 days after the expiration of the Election Period. The Investors may assign all or any portion of their repurchase rights under this paragraph 3(b) to one or more of their affiliated investment funds.

(c) The restrictions contained in this paragraph 3 shall not apply with respect to any Transfer of Stockholder Shares by an Other Stockholder to any Affiliate of such Other Stockholder or any Transfer of Stockholder Shares by an Other Stockholder that is an individual (i) pursuant to applicable laws of descent and distribution or (ii) among such Other Stockholder’s Family Group (collectively referred to herein as “Permitted Transferees”); provided that such restrictions shall continue to be applicable to the Stockholder Shares after any such Transfer and the transferees of such Stockholder Shares shall agree in writing to be bound by the provisions of this Agreement affecting the Stockholder Shares so transferred as a condition precedent to any such Transfer. For purposes of this Agreement, “Family Group” means an individual’s siblings, spouse and their descendants (whether natural or adopted) or any trust established solely for the benefit of such individual and/or such individual’s siblings, spouse and/or their descendants. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee.

(d) The restrictions set forth in this paragraph 3 shall continue with respect to each Stockholder Share following any Transfer thereof (other than an Exempt Transfer or a Transfer to the Company, an Investor (or any of its affiliated investment funds) or the Founding Stockholder pursuant to subparagraph 3(b) above); provided that all such restrictions shall terminate upon the consummation of an Initial Public Offering.

4. Holdback Agreement. No Other Stockholder shall effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of any Stockholder Shares or of any other capital stock or equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such stock or securities, during the seven (7) days prior to and the 180-day period beginning on the effective date of the Company’s Initial Public Offering or during the seven (7) days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or Piggyback Registration (each as defined in the Registration Agreement), unless the underwriters managing the registration otherwise agree in writing; provided that no Stockholder shall be released from the requirements set forth in the preceding sentence unless and to the extent that every other Stockholder is either released from such requirement on a pro rata basis or waives its right to be so released. Nothing contained in this paragraph shall prevent the Stockholders from selling their Stockholder Shares in such Initial Public Offering, Demand Registration or Piggyback Registration in compliance with the Registration Agreement.

5. Transfers; Future Sales. Prior to any Stockholder Transferring any Stockholder Shares (other than pursuant to an Exempt Transfer) to any Person and prior to the Company issuing or selling any Common Stock (other than pursuant to an Initial Public Offering) or any options or other rights to acquire Common Stock or any securities convertible into or exchangeable for such Common Stock to any Person, such Stockholder or the Company, as the case may be, shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement. Transferees of Stockholder Shares held by Investors (other than the Founding Stockholder or its Affiliates, all of whom shall be deemed to be Founding Stockholders hereunder, and other than the Other Stockholders or their Permitted Transferees, all of whom shall be deemed to be Other Stockholders hereunder) shall be deemed to be Investors hereunder. Transferees of Stockholder Shares held by the Founding Stockholder (other than the Investors or their Affiliates, all of whom shall be deemed to be Investors hereunder, and other than the Other Stockholders or their Permitted Transferees, all of whom shall be deemed to be Other Stockholders hereunder) shall be deemed to be Other Stockholders hereunder. Transferees of Stockholder Shares held by Other Stockholders (other than the Investors or their Affiliates, all of whom shall be deemed to be Investors hereunder, and other than the Founding Stockholder or its Affiliates, all of whom shall be deemed to be Founding Stockholders hereunder) and transferees of Common Stock (or options or other rights to acquire Common

Stock or securities convertible into or exchangeable for such Common Stock) issued by the Company (other than the Investors and/or their designees, all of whom shall be deemed to be Investors hereunder, and other than the Founding Stockholder, all of whom shall be deemed to be Founding Stockholders hereunder) shall be deemed to be Other Stockholders hereunder. The provisions of this paragraph 5 shall terminate upon the consummation of an Initial Public Offering.

6. Legend. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to a Stockholders Agreement dated as of May 13, 2004 among the issuer of such securities (the “Company”) and certain of the Company’s stockholders, as the same may be amended or modified from time to time. A copy of such Stockholders Agreement shall be furnished without charge by the Company to the holder hereof upon written request.”

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding as of the date hereof.

7. First Refusal Rights.

(a) Except for issuances of Common Stock (i) pursuant to an Equity Incentive Plan, (ii) upon the conversion of the Preferred Stock, (iii) as consideration in connection with the acquisition of another company or business or (iv) pursuant to a public offering registered under the Securities Act, if the Company authorizes the issuance or sale of any shares of Common Stock or any securities (including debt securities) containing, or coupled with, warrants, options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding shares of Common Stock) or any securities exchangeable for or convertible into Common Stock other than issuances of Common Stock or Preferred Stock upon conversion of the Company from a limited liability company to a corporation (collectively, “Securities”), the Company shall first offer to sell to the Founding Stockholder and each Investor a portion of such Securities equal to the quotient determined by dividing (A) the number of shares of Common Stock held by such holder (including shares of Common Stock issuable upon conversion of the Preferred Stock) by (B) the total number of shares of Common Stock then outstanding (including shares of Common Stock issuable upon conversion of the Preferred Stock and shares reserved for issuance under Equity Incentive Plans). Each Stockholder shall be entitled to purchase all or any portion of its allotment of such Securities at the most favorable price and on the most favorable terms as such Securities are to be offered to any other Persons; provided that if all Persons entitled to purchase or receive such Securities are required to also purchase other securities of the Company, the Stockholders exercising their rights pursuant to this paragraph shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other Persons are required to purchase. The purchase price for all Securities offered to the Stockholders shall be payable in cash or, to the extent otherwise consistent with the terms offered to any other Persons, installments over time (which may, but does not to, be evidenced by a seller note). In connection with a Stockholder’s right to purchase shares of Class A Common Stock, each Stockholder shall have the right to elect to substitute (on a one-for-one basis) shares of Class B Common Stock for all or any portion of such shares of Class A Common Stock that such Stockholder would otherwise be entitled to purchase hereunder.

(b) In order to exercise its purchase rights hereunder, a Stockholder must within 20 days after receipt of written notice from the Company describing in reasonable detail the Securities being offered, the purchase price thereof, the payment terms and such Stockholder’s percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the Securities offered to the Stockholders are not fully subscribed by such Stockholders, the remaining Securities shall be reoffered by the Company to the Stockholders purchasing their full allotment upon the terms set forth in this paragraph, except that such holders must exercise their purchase rights within five (5) days after receipt of such reoffer.

(c) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such Securities which the Stockholders have not elected to purchase during the 60 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any Securities offered or sold by the Company after such 60-day period must be reoffered to the Stockholders pursuant to the terms of this paragraph.

(d) The provisions of this paragraph 7 shall terminate upon the consummation of an Initial Public Offering.

8. Co-Sale Rights.

(a) At least 30 days prior to any Transfer of Stockholder Shares by any Investor or the Founding Stockholder (other than to an Affiliate or pursuant to a Public Sale) (a “Co-Sale Transfer”), the Investor or the Founding Stockholder, as applicable (the “Transferring Person”) shall deliver a written notice (the “Sale Notice”) to the Company and, if an Investor is the Transferring Person, all other Investors, the Founding Stockholder and BofA, and if the Founding Stockholder is the Transferring Person, all of the Investors and BofA (the “Non-Transferring Persons”) specifying in reasonable detail the identity of the prospective transferee(s), the number of Stockholder Shares to be transferred, the price per share of the Stockholder Shares being transferred and the other terms and conditions of the Co-Sale Transfer. The Non-Transferring Persons may elect to participate in the contemplated Co-Sale Transfer at the same price per Stockholder Share and on the same terms and conditions by delivering written notice to the Transferring Person within 30 days after delivery of the Sale Notice, unless such Co-Sale Transfer is also a Sale of the Company in which case the aggregate consideration in such Sale of the Company shall be distributed in accordance with paragraph 10 below. If any Non-Transferring Persons have elected to participate in such Co-Sale Transfer, the Transferring Person and such Non-Transferring Persons shall be entitled to sell in the contemplated Co-Sale Transfer, at the same price and on the same terms and conditions, a number of Stockholder Shares equal to the product of (i) the quotient determined by dividing the percentage of Stockholder Shares owned by such Person by the aggregate percentage of Stockholder Shares owned by the Transferring Person and the Non-Transferring Persons participating in such sale and (ii) the number of Stockholder Shares to be sold in the contemplated Co-Sale Transfer.

For example, if the Sale Notice contemplated a sale of 100 Stockholder Shares by the Transferring Person, and if the Transferring Person at such time owns 30% of all Stockholder Shares and if one Non-Transferring Person elects to participate and owns 20% of all Stockholder Shares, the Transferring Person would be entitled to sell 60 shares (30% ÷ 50% x 100 shares) and the Non-Transferring Person would be entitled to sell 40 shares (20% ÷ 50% x 100 shares).

Any of the Non-Transferring Persons may elect to sell in any Co-Sale Transfer contemplated under this paragraph 8(a) a lesser number of Stockholder Shares than such Non-Transferring Person is entitled to sell hereunder, in which case the Transferring Person shall have the right to sell an additional number of Stockholder Shares in such Co-Sale Transfer equal to the number that such Non-Transferring Person has elected not to sell. The Founding Stockholder shall not Transfer any of its Stockholder Shares pursuant to this paragraph 8(a) to any prospective transferee if such prospective transferee(s) declines to allow the participation of the Investors and BofA and any such purported Transfer shall be null and void, and the participation of the Founding Stockholder and BofA in any Transfer contemplated by any Investor pursuant to this paragraph 8(a) shall be subject to the approval of the prospective transferee(s).

(b) Notwithstanding anything to the contrary expressed or implied in this Agreement, the provisions of this paragraph 8 shall continue with respect to each Stockholder Share following any Transfer thereof until the consummation of an Initial Public Offering or the date on which such Stockholder Share has been transferred in a Public Sale or a Sale of the Company.

(c) Each Stockholder transferring Stockholder Shares pursuant to this paragraph 8 shall pay its pro rata share (based on the number of Stockholder Shares to be sold) of the expenses incurred by the Transferring Person in connection with such Transfer and shall be obligated to join on a pro rata basis (based on the number of Stockholder Shares to be sold) in any indemnification or other obligations that the Transferring Person agrees to provide in connection with such Transfer (other than any such obligations that relate specifically to a particular Stockholder such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder’s title to and ownership of Stockholder Shares; provided that no holder shall be obligated in connection with such Transfer to agree to indemnify or hold harmless the transferees with respect to an amount in excess of the net cash proceeds paid to such holder in connection with such Transfer).

(d) Notwithstanding anything to the contrary set forth herein, in no event shall the Founding Stockholder or any Investor Transfer (other than a Transfer pursuant to paragraph 9 below and other than pursuant to a Sale of the Company) any Stockholder Shares in any way that would cause a “change in control” under the Transaction Debt as the terms thereof exist on the date hereof (and without taking into account any amendment, modification or waiver of any provision thereof by any of the parties thereto after the date hereof), and any such purported Transfer shall be null and void. Notwithstanding anything to the contrary set forth herein, so long as any Senior Debt is outstanding, in no event shall the Tudor Investors, the GM Investors or the HarbourVest Investors Transfer in the aggregate more than 50% of the Stockholder Shares held by the Tudor Investors, the GM Investors or the HarbourVest Investors, respectively, as of the Closing without the prior written consent of the Board. In connection with any contemplated Initial Public Offering, the Company, the Investors and the Founding Stockholder shall use their commercially reasonable best efforts to amend the “change-in-control” definition in the Senior Debt to be the same as the “change-in-control” definition in the Senior Notes.

9. Sale of the Company.

(a) If at any time after the seventh anniversary of the Closing, the Investors holding a majority of the outstanding Stockholder Shares held by all of the Investors or the Founding Stockholder (the “Electing Stockholders”) consents to a proposed Sale of the Company (other than to any Person that is an Affiliate of the Founding Stockholder or with respect to which any of the Summit Investors or any of the Tudor Investors directly or indirectly hold a greater than 10% equity interest or possess the right to elect a majority of the board of directors or similar governing body) (an “Approved Sale”), each holder of Stockholder Shares shall vote for, consent to and raise no objections against, and not otherwise impede or delay, such Approved Sale. In furtherance of the foregoing, if the Approved Sale is structured as (i) a merger or consolidation, each holder of Stockholder Shares shall vote its Stockholder Shares to approve such merger or consolidation, whether by written consent or at a stockholders meeting, and waive all dissenters rights, appraisal rights and similar rights in connection with such merger or consolidation; (ii) a sale of stock, each holder of Stockholder Shares shall agree to sell, and shall sell, all of such Stockholder’s Stockholder Shares and rights to acquire Stockholder Shares on the terms and conditions approved by the

Electing Stockholders (subject to paragraph 9(c) below); or (iii) a sale of assets, each holder of Stockholder Shares shall vote its Stockholder Shares to approve such sale and any subsequent liquidation of the Company or other distribution of the proceeds therefrom, whether by written consent or at a stockholders meeting, and waive all dissenters rights, appraisal rights and similar rights in connection with such sale of assets.

(b) In furtherance of its obligations under paragraph 9(a) above, (i) each holder of Stockholder Shares shall take all necessary or desirable actions reasonably requested by the Electing Stockholders in connection with the consummation of the Approved Sale and (ii) each holder of Stockholder Shares shall approve the same indemnities and enter into the same agreements as each other holder, including without limitation, voting to approve such transaction and executing all documents reasonably requested by the Electing Stockholders to be executed by such holder, including the applicable purchase agreement, stockholders agreement and/or indemnification or contribution agreement (and, only in the case of the Founding Stockholder and its equity holders and any Stockholders who are also employees of the Company or any of its Subsidiaries, noncompetition and nonsolicitation agreements). Each holder of Stockholder Shares shall be obligated to make representations and warranties only as to such holder’s title to and ownership of Stockholder Shares, authorization, execution and delivery of relevant documents by such holder, enforceability of relevant agreements against such Stockholder and other matters relating specifically to such holder and to enter into indemnification obligations with respect to the Company’s representations and warranties (which shall be on a several, and not a joint and several, basis) with respect to the foregoing, in each case to the extent that the Electing Stockholders are similarly obligated; provided that no holder shall be obligated to enter into indemnification obligations with respect to any of the foregoing to the extent relating to any other holder of Stockholder Shares or such other holder’s Stockholder Shares, and in no event shall any holder of Stockholder Shares be liable in respect of any indemnity obligations pursuant to any Approved Sale in an aggregate amount in excess of the total consideration (net of all transaction expenses other than taxes) payable to such holder in such Approved Sale.

(c) The obligations of the Stockholders with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Stockholder Shares shall receive cash and/or freely and immediately tradable public company securities in an amount sufficient for each such holder to pay any taxes due in connection with such Approved Sale; (ii) subject to paragraph 10 below, if any holders of Stockholder Shares are given an option as to the form and amount of consideration to be received, each holder of Stockholder Shares shall be given the same option; (iii) if the acquiror is a private company (i.e., a company with no common stock listed for trading on a national stock exchange or quoted in the NASDAQ system), at least 75% of the aggregate consideration must be in the form of cash; and (iv) each holder of Stockholder Shares shall receive their pro rata share of all consideration (however described or allocated) that is paid to any of the Company’s other Stockholders in connection with such transaction that is not directly and solely related to the sale of capital stock.

(d) If the Company or the Electing Stockholders enter into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the other Stockholders, if required under the Securities Act, will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any other Stockholder appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative.

(e) Holders of Stockholder Shares will bear their pro rata share (as if such expenses reduced the aggregate proceeds available for distribution in such Approved Sale) of the costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are approved by the Electing Stockholders and incurred for the benefit of all holders of Stockholder Shares and are not otherwise paid by the Company or the acquiring party. For purposes of this paragraph 9(e), costs incurred in exercising reasonable efforts to take all necessary or desirable actions in connection with the consummation of an Approved Sale in accordance with paragraph 9(b)(i) shall be deemed to be for the benefit of all holders of Stockholder Shares.

(f) The provisions of this paragraph 9 shall terminate automatically and be of no further force and upon consummation of an Initial Public Offering.

10. Distributions Upon Sale of the Company. In the event of a Sale of the Company (whether or not such Sale of the Company constitutes an Approved Sale pursuant to paragraph 9 above) or a Fundamental Change (as defined in the Company’s Certificate of Incorporation), and notwithstanding anything to the contrary in this Agreement, (a) each holder of Stockholder Shares shall receive, in exchange for the Stockholder Shares held by such holder, the same portion of the aggregate consideration from such sale or exchange that such Stockholder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s Certificate of Incorporation as in effect immediately prior to such sale or exchange (as reduced in the case of holders of rights to acquire any class of Stockholder Shares by the exercise price per share thereof) and (b) each holder of Stockholder Shares shall be obligated to join in the same indemnification (which shall be on a several basis pursuant to the terms of the definitive agreement relating to the Sale of the Company or pursuant to a contribution agreement among the Stockholders) or other obligations (including, without limitation, by way of escrow or holdback of any sale proceeds) in connection with such Sale of the Company (other than any such obligations that relate specifically to a holder of Stockholder Shares such as indemnification with respect to representations and warranties given by a holder regarding such holder’s title to and ownership of Stockholder Shares), with such holders bearing such liabilities or obligations with the same economic effect, consistent with clause (a) of the foregoing, as if such liabilities or obligations reduced the aggregate consideration payable to Stockholders in such Sale of the Company prior to the consummation thereof. The provisions of this paragraph 10 shall terminate upon the consummation of an Initial Public Offering.

11. Initial Public Offering. In the event that at any time after the date that is eighteen (18) months after the Closing (or at any time prior thereto with the consent of the Investors holding a majority of the outstanding Stockholder Shares held by all Investors and the Founding Stockholder), either the Investors holding a majority of the outstanding Stockholder Shares held by all Investors or the Founding Stockholder instructs the Company to pursue an Initial Public Offering, the holders of Stockholder Shares shall cooperate with the Company and shall take all reasonably necessary or desirable actions (as reasonably directed by the Company and at the Company’s expense) in order to facilitate the consummation of the Initial Public Offering; provided that Investors holding a majority of the outstanding Stockholder Shares held by all Investors or the Founding Stockholder may only make such election if such Initial Public Offering would also constitute a Qualified Public Offering (as defined in the Company’s Certificate of Incorporation).

12. Confidentiality; Use of Stockholder’s Name.

(a) Each Stockholder agrees not to divulge or communicate (except to directors, managers, officers, employees, investors, attorneys or agents of the Stockholder for purposes related to the Company or its business or the monitoring of such Stockholder’s investment in the Company), use to the detriment of the Company or any Subsidiary of the Company or for the benefit of any other Person, or misuse in any way, any confidential information or trade secrets of the Company or any Subsidiary of the Company or any other Stockholder or its Affiliates (each a “Protected Party”), including personnel information, financial information, secret processes, know-how, customer lists, formulas or other technical data, except as may be required by law; provided, however, that this prohibition shall not apply to (i) any information which, through no improper action of such Stockholder, is publicly available or generally known in the industry, (ii) any information which the Board (including the Investor Directors) determines should be excepted from this paragraph 12, (iii) any information which is developed independently by such Stockholder without the aid or use of any confidential information or trade secrets of the Company or any of its Subsidiaries, (iv) any information which is or becomes available to such Stockholder from a source other than a Protected Party, or (v) any information which is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed. Each Stockholder acknowledges and agrees that any information or data such Stockholder has acquired on any of these matters or items were received in confidence and as fiduciary of the Company.

(b) The Company and each Stockholder agree that, without the written consent of a Stockholder, neither the Company nor the other Stockholders shall make any use of such Stockholder’s name or trademarks; other than to disclose (i) such Stockholder as a Stockholder or equity owner of the Company, (ii) the names of the Stockholders to existing or prospective stockholders, or (iii) the names of the Stockholders to any bank or other party with whom the Company has or intends to conduct business.

(c) It is agreed between the parties that a Protected Party would be irreparably damaged by reason of any violation of the provisions of this paragraph 12, and that any remedy at law for a breach of such provisions would be inadequate. Therefore, a Protected Party shall be entitled to seek and obtain injunctive or other equitable relief (including, but not limited to, a temporary restraining order, a temporary injunction or a permanent injunction) against any Stockholder, such Stockholder’s agents, assigns or successors, for a breach or threatened breach of such provisions and without the necessity of proving actual monetary loss. It is expressly understood among the parties that this injunctive or other equitable relief shall not be a Protected Party’s exclusive remedy for any breach of this paragraph 12 and such Protected Party shall be entitled to seek any other relief or remedy that it may have by contract, statute, law or otherwise for any breach hereof, and it is agreed that a Protected Party shall also be entitled to recover its attorneys’ fees and expenses in any successful action or suit against any Stockholder relating to any such breach.

13. Certain Additional Transfer Restrictions.

(a) General Provisions. Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in paragraph 13(b) below, any other legally available means of transfer.

(b) Opinion Delivery. In connection with the transfer of any Restricted Securities (other than a transfer described in paragraph 13(a)(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, and, if reasonably requested by the Company, together with an opinion of Morrison & Foerster LLP, Kirkland & Ellis LLP or other counsel which (to the Company’s reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Morrison & Foerster LLP, Kirkland & Ellis LLP or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 6 above. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph. Notwithstanding anything set forth herein to the contrary, the Founding Stockholder or any Investor may transfer its Restricted Securities pro rata to its equityholders without delivering any opinion pursuant to this paragraph 13(b).

(c) Rule 144A. Upon the request of any Stockholder, the Company shall promptly supply to such Stockholder or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

(d) Legend Removal. If any Restricted Securities become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in the first sentence of the legend in paragraph 6 above from the certificates for such Restricted Securities.

14. Conversion of Class B Preferred Stock and Class B Common Stock. In the event any Investor elects to convert any shares of Class B Preferred Stock into shares of Class A Preferred Stock pursuant to paragraph 5G of Part B of Article IV of the Company’s certificate of incorporation, such Investor shall give 10 business days prior written notice to each other Investor and each Investor shall have the right to convert shares of Class B Preferred Stock held by such Investor into shares of Class A Preferred Stock simultaneously with such electing Investor with the aggregate number of shares of Class B Preferred Stock that may be converted in accordance with such paragraph allocated among the Investors pro rata based on the number of shares of Class B Preferred Stock held by each Investor choosing to participate in such conversion. In the event any Investor elects to convert any shares of Class B Common Stock into shares of Class A Common Stock pursuant to paragraph 4A of Part C of Article IV of the Company’s certificate of incorporation, such Investor shall give 10 business days prior written notice to each other Investor and each Investor shall have the right to convert shares of Class B Common Stock held by such Investor into shares of Class A Common Stock simultaneously with such electing Investor with the aggregate number of shares of Class B Common Stock that may be converted in accordance with such paragraph allocated among the Investors pro rata based on the number of shares of Class B Common Stock held by each Investor choosing to participate in such conversion.

15. Definitions

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise, and such control will be presumed if any Person owns ten percent (10%) or more of the voting capital stock or other ownership interests, directly or indirectly, of any other Person, and with respect to the Tudor Investors the term “Affiliate” shall also include the Tudor Related Entities.

“Affiliated Group” has the meaning given it in Section 1504 of the Internal Revenue Code of 1986, as amended, and in addition includes any analogous combined, consolidated or unitary group, as defined under any applicable state, local or foreign income tax law.

“BHCA” means the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder.

“BHC Regulatory Problem” shall be deemed to exist if a BHC Stockholder obtains an opinion of counsel (which counsel shall be reasonably acceptable to the Board and may be in-house counsel of such BHC Stockholder or any of its Affiliates), to the effect that there is a material likelihood that such BHC Stockholder would be in violation of any provision of the BHCA (without regard to Section 4(k) thereof), including any regulation, written interpretation or directive of any governmental authority having regulatory authority over such BHC Stockholder or any other law, rule, regulation or administrative practice to which such BHC Stockholder is subject, as a result of the BHC Stockholder continuing as a stockholder of the Company.

“BHC Stockholder” means any stockholder that is a bank holding company, as defined in 12 U.S.C. §1841(a), or a non-bank subsidiary of such bank holding company.

“Board” has the meaning set forth in the recitals hereto.

“BofA” means Bank of America Corporation, a Delaware corporation.

“Closing” has the meaning set forth in the recitals hereto.

“Common Stock” has the meaning set forth in the recitals hereto.

“Company” has the meaning set forth in the preamble hereto.

“Equity Incentive Plan” means any employee option or stock incentive plan that may be adopted by the Board from time to time, pursuant to which the Company may grant Common Stock and/or options to purchase Common Stock to officers, directors, employees and consultants of the Company.

“Founding Stockholder Directors” has the meaning set forth in paragraph 1 above.

“GM Investors” means Casino Cash Access Corp., on behalf of GM Capital Partners I, L.P., its sole stockholder, and JPMorgan Chase Bank, as Trustee for First Plaza Group Trust, and their Affiliates.

“HarbourVest Investors” means HarbourVest VI-GCA LLC and any of its Affiliates.

“Independent Director”shall have the same meaning ascribed to such term by either the listing requirements of the New York Stock Exchange or the NASDAQ National Market.

“Indenture” shall mean that certain Indenture, dated as of March 10, 2004, by and among GCA, Global Cash Access Finance Corporation, CCI Acquisition, LLC, Central Credit, LLC and The Bank of New York relating to those certain 8¾% senior subordinated notes due 2012 in the original principal amount of $235,000,000, as may be amended, modified or supplemented from time to time.

“Initial Public Offering” means an underwritten initial public offering and sale by the Company of its Common Stock to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any similar federal statute then in force.

“Investor Directors” has the meaning set forth in paragraph 1 above.

“Investors” means those Persons identified on the Schedule of Investors attached hereto and such other Persons as may become “Investors” hereunder from time to time under the circumstances described in paragraph 5 above.

“Other Stockholders” means those Persons identified on the Schedule of Other Stockholders attached hereto and such other Persons as may become “Other Stockholders” hereunder from time to time under the circumstances described in paragraph 5 above.

“Outside Directors” has the meaning set forth in paragraph 1 above.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Sale” means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any similar provision then in force).

“Registration Agreement” has the meaning set forth in the Securities Purchase Agreement (as the same may be amended or modified from time to time in accordance with its terms).

“Restricted Securities” means (i) the Stockholder Shares and (ii) any securities issued with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in the first sentence of the legend in paragraph 6 have been delivered by the Company in accordance with paragraph 13. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in the first sentence of the legend in paragraph 6.

“Sale of the Company” means a sale of the Company in any transaction or series of related transactions pursuant to which one or more Persons acquire (i) all or substantially all of the outstanding capital stock of the Company (whether by merger, consolidation or sale or transfer of the Company’s capital stock or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

“Securities” has the meaning set forth in paragraph 7.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities Purchase Agreement” has the meaning set forth in the recitals hereto.

“Senior Debt” means the indebtedness outstanding under that certain Credit Agreement, dated March 10, 2004, among the Company, Global Cash Access, L.L.C., the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, as may be amended or modified from time to time.

“Senior Notes” means the indebtedness represented by the outstanding 8¾% Senior Subordinated Notes due 2012 issued by Global Cash Access, L.L.C. and Global Cash Access Finance Corporation.

“Stockholder” has the meaning set forth in the preamble hereto.

“Stockholder Shares” means (i) any Common Stock purchased or otherwise acquired or held by any Stockholder, (ii) any Common Stock issued or issuable directly or indirectly upon the conversion, exercise or exchange of any securities purchased or otherwise acquired by any Stockholder which are convertible into or exercisable or exchangeable directly or indirectly for Common Stock (including the Preferred Stock but excluding options to purchase Common Stock granted by the Company unless and until such options are exercised) and (iii) any other capital stock or equity securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular securities constituting Stockholder Shares hereunder, such Stockholder Shares shall cease to be Stockholder Shares hereunder when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member, general partner or managing director of such limited liability company, partnership, association or other business entity.

“Tendering Event” shall have the meaning set forth in that certain Secured Non-Recourse Promissory Note [2.99%] and that certain Secured Non-Recourse Promissory Note [2%], each dated March 10, 2004 and issued by Bank of America Corporation in favor of the Founding Stockholder.

“Transaction Debt” means the Senior Debt and the Senior Notes.

“Tudor Investors” means Tudor Ventures II, L.P., The Altar Rock Fund L.P., The Raptor Global Portfolio Ltd., Tudor Proprietary Trading, L.L.C., The Tudor BVI Global Portfolio, Ltd. and any entity for which Tudor Investment Corporation or an Affiliate thereof acts as general partner and/or investment adviser, Tudor Investment Corporation, Tudor Group Holdings LLC, each of their respective Affiliates, or any Affiliate of Affiliated Group of Tudor Investment Corporation and/or Tudor Group Holdings LLC and/or its Affiliates.

“Tudor Related Entities” means, with respect to the Tudor Investors, any entities for which any of the Tudor Investors or any of its Affiliates serve as general partner and/or investment adviser or in a similar capacity, and all mutual funds or other pooled investment vehicles or entities under the control or management of any of the Tudor Investors or the general partner or investment adviser thereof, or any Affiliate of any of them.

16. Buyback Upon the Occurrence of Regulatory Events.

(a) Promptly upon becoming aware of the occurrence of a Regulatory Event (as defined below), the Company shall provide the Board, the Founding Stockholder and BofA with a notice thereof describing in reasonable detail the nature of such Regulatory Event. Promptly upon becoming aware of the occurrence of a Regulatory Event, BofA shall provide the Founding Stockholder and the Company with a notice thereof describing in reasonable detail the nature of such Regulatory Event. Within ten (10) Business Days after the receipt of such notice, either the Founding Stockholder (or its assigns) or BofA shall have the right to deliver to the other party a notice (a “Buyback Notice”) obligating the Founding Stockholder (or, subject to paragraph 16(g), its assigns) to purchase from BofA and BofA to sell to the Founding Stockholder all (but not less than all) of the then outstanding Transferred Common Stock (the “Buyback”) for a purchase price (the “Buyback Purchase Price”) equal to the sum of (i) the amount of all then outstanding Obligations (as defined in the 2.99% Pledge Agreement) under the 2.99% Note (the “2.99% Purchase Price”), plus (ii) the amount of all then outstanding Obligations (as defined in the 2.0% Pledge Agreement) under the 2.0% Note (the “2.0% Purchase Price”), plus (iii) in the case of a Company-Triggered Regulatory Event (as defined below) only, the amount equal to the excess, if any, of the Fair Market Value of the 2.0% Common Stock as of the date of the relevant Buyback Notice over the amount of all then outstanding Obligations under the 2.0% Note (such excess referred to as the “FMV Purchase Price”); provided that in no event the FMV Purchase Price shall be less than “0”.

(b) The closing of the Buyback shall occur on the third Business Day after (i) in the case of a Company-Triggered Regulatory Event, the determination of the Fair Market Value of the 2.0% Common Stock in accordance with the procedure set forth in clause (e) below and (ii) in the case of any other Regulatory Event, the receipt of the Buyback Notice by the Founding Stockholder or BofA, as the case may be. At the closing of the Buyback, BofA shall deliver to the Founding Stockholder the Transferred Common Stock duly endorsed to the Founding Stockholder or its order against the payment by the Founding Stockholder of the Buyback Purchase Price payable by it as follows: (i) in the case of the 2.99% Purchase Price, by delivering to BofA the cancelled 2.99% Note, (ii) in the case of the 2.00% Purchase Price, by delivering to BofA the cancelled 2.0% Note and (iii) in the case of the FMV Purchase Price, in cash, by wire transfer of immediately available funds for such account, as directed in writing by BofA (it being understood and agreed that no FMV Purchase Price shall be payable unless a Buyback Notice is delivered in connection with a Company-Triggered Regulatory Event); provided further to the extent that the FMV Purchase Price exceeds One Million Five Hundred Thousand Dollars ($1,500,000) (such excess being referred to as the “Excess Purchase Price”), then the Excess Purchase Price shall be paid in the form of a four (4) year promissory note payable to BofA with principal and interest (at prime rate) payable in equal installments on an annual basis (the “Buyback Note”). Upon closing of the Buyback, (A) the indebtedness represented by the Notes shall be extinguished and all Obligations thereunder shall be deemed indefeasibly paid in full, (B) all rights and obligations of the Founding Stockholder and BofA under the Notes and the Pledge Agreements shall terminate and shall be of no further force and effect and (C) all rights and obligations of BofA under this Agreement shall terminate and shall be of no further force and effect. Notwithstanding anything to the contrary in this paragraph 16, the parties acknowledge and agree that in the event of a Company-Triggered Regulatory Event, the closing of the Buyback of the 2.99% Common Stock may occur separately from the closing of the Buyback of the 2.0% Common Stock and that the closing of the Buyback of the 2.99% Common Stock may, upon written request of either BofA or the Founding Stockholder to the other party, occur immediately after receipt of the Buyback Notice. At the closing of the transfer of the 2.99% Common Stock described in the previous sentence, BofA shall deliver to the Founding Stockholder the 2.99%

Common Stock duly endorsed to the Founding Stockholder or its order and the Founding Stockholder shall deliver to BofA the 2.99% Purchase Price in the form of the cancelled 2.99% Note.

(c) For purposes of this paragraph 16, the following terms shall be defined as follows:

(i) “2.0% Note” means that certain secured non-recourse promissory note dated March 10, 2004, executed by BofA in favor of the Founding Stockholder in the face amount of U.S. $8,100,000.

(ii) “2.0% Pledge Agreement” means that certain Pledge Agreement dated March 10, 2004 executed by BofA in favor of the Founding Stockholder securing the 2.0% Note.

(iii) “2.0% Common Stock” means the Common Stock acquired by BofA in the Conversion in exchange for the membership units representing 2.0% of the outstanding membership interests in the Company purchased by BofA from the Founding Stockholder pursuant to that certain Membership Unit Purchase Agreement dated March 10, 2004.

(iv) “2.99% Note” means that certain secured non-recourse promissory note dated March 10, 2004, executed by BofA in favor of the Founding Stockholder in the face amount of U.S. $12,109,500.

(v) “2.99% Pledge Agreement” means that certain Pledge Agreement dated March 10, 2004 executed by BofA in favor of the Founding Stockholder securing the 2.99% Note.

(vi) “2.99% Common Stock” means the Common Stock acquired by BofA in the Conversion in exchange for the membership units representing 2.99% of the outstanding membership interests in the Company purchased by BofA from the Founding Stockholder pursuant to that certain Membership Unit Purchase Agreement dated March 10, 2004.

(vii) “Regulatory Event” shall mean any event, occurrence or circumstance (including, without limitation, the filing by the Company or any of its Subsidiaries for a gaming license or any change of applicable gaming regulations), as the result of which, BofA or any of its Affiliates could reasonably be expected to (A) be required to procure or apply for a gaming license or a finding of suitability with any gaming regulatory authority in any state, tribal jurisdiction or other jurisdiction in which the Company operates or (B) otherwise becomes subject to gaming regulations, the result of which BofA or any of its Affiliates could reasonably be expected to be required to procure or apply for a gaming license or a finding of suitability with any gaming regulatory authority in any state, tribal jurisdiction or other jurisdiction in any such state (in each case (clause (A) or (B)), other than requests for waivers of qualification or suitability for institutional investors or licensed financial institutions that are not unduly burdensome to BofA as determined in BofA’s sole discretion);

(viii) “Company-Triggered Regulatory Event” shall mean the occurrence of any Regulatory Event that is a direct or indirect result of any affirmative action taken by the Company or any of its subsidiaries to offer or sell products, services or initiatives which are not described in the Offering Memorandum under the caption “BUSINESS” under subheadings “Cash Access Products and Services,” “Customer Relationship Marketing Products and Services” and “Cashless Gaming Initiatives.”

(ix) “Corporate Transaction” shall mean any of the following transactions: (a) a merger or consolidation in which the Company or Global Cash Access, LLC (“GCA”) is not the surviving entity (except a transaction, the principal purpose of which is to change the form of entity of the Company or GCA, a merger or consolidation of the Company or GCA or a merger or consolidation of the Company or GCA and an affiliate thereof ); (b) the sale, transfer or other disposition of all or substantially all of the assets of the Company or GCA (except a transfer to an Affiliate of the Company or GCA, including the Company or GCA, as the case may be); (c) the complete liquidation or dissolution of the Company or GCA; (d) any reverse merger or series of related transactions culminating in a reverse merger in which the Company or GCA is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s or GCA’s outstanding securities are transferred to a person or persons not an Affiliate of those person or persons who held such securities immediately prior to such transaction (except a transaction, the principal purpose of which is to change the form of entity of the Company or GCA, a merger or consolidation of the Company or GCA or a merger or consolidation of the Company or GCA and an affiliate thereof); or (e) acquisition in a single or series of related transactions by any person or related group of persons (except by an Affiliate of the Company or GCA, including the Company or GCA, as the case may be) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s or GCA’s outstanding securities.

(x) “Fair market Common Stock Value” as of any date of determination, means the price that a willing buyer would pay to a willing seller for the 2.0% Common Stock in an arm’s-length transaction, with neither party being under any immediate obligation or need to consummate the transaction, it being understood that the buyer and seller in arriving at such price in determining the value of such Common Stock would each consider, among other factors, the past and prospective earnings of the Company, provided that such valuation shall exclude any minority discount. Fair market Common Stock Value shall be determined in accordance with the procedures set forth in paragraph 16(d) below.

(xi) “Offering Memorandum” shall mean the Offering Memorandum of the Company, dated March 4, 2004, including amendments or supplements thereto and any exhibits thereto, that have been prepared and delivered by Global Cash Access, LLC, et. al. in connection with the solicitation of offers to purchase at least $235 million in gross cash proceeds from the issuance and sale of notes.

(xii) “Transferred Common Stock” means the 24.3 shares of Class A Common Stock and the 3.145 shares of Class B Common Stock acquired by BofA in the Conversion in exchange for the 27.445 membership units of the Company purchased by BofA from the Company pursuant to that certain Membership Unit Purchase Agreement dated March 10, 2004.

(d) Fair Market Value Determination. Fair market Common Stock Value shall be determined in accordance with the following procedure:

(i) The Founding Stockholder and BofA shall endeavor to agree upon such Fair market Common Stock Value within ten (10) days after the date of the delivery of a Buyback Notice (the date of delivery of a Buyback Notice shall be referred to as the “Applicable Date”).

(ii) If the parties shall not have signed such agreement within ten (10) days after the Applicable Date, BofA shall within fifteen (15) days after the Applicable Date to select a nationally recognized investment bank with experience in transactions of comparable size and magnitude and which shall not have performed significant work for the Founding Stockholder or the Company (an “Independent Financial Expert”) and notify the Founding Stockholder in writing of the name, address and qualifications of such Independent Financial Expert. Within fifteen (15) days following the Founding Stockholder’s receipt of BofA’s notice of the Independent Financial Expert selected by BofA, the Founding Stockholder shall select an Independent Financial Expert and notify BofA of the name, address and qualifications of such Independent Financial Expert. Such two Independent Financial Experts shall endeavor to agree upon a Fair market Common Stock Value based on a written valuations made by each of them as of the Applicable Date. If such two Independent Financial Experts shall agree upon a Fair market Common Stock Value, the amount of such Fair market Common Stock Value as so agreed shall be binding and conclusive upon the Founding Stockholder and BofA.

(iii) If such two Independent Financial Experts shall be unable to agree upon a Fair market Common Stock Value within twenty (20) days after the selection of an Independent Financial Expert by the Founding Stockholder, then such Independent Financial Experts shall advise the Founding Stockholder and BofA of their respective determination of Fair market Common Stock Value and shall select a third Independent Financial Expert to make the determination of Fair market Common Stock Value. The selection of the third Independent Financial Expert shall be binding and conclusive upon the Founding Stockholder and BofA.

(iv) If such two Independent Financial Experts shall be unable to agree upon the designation of a third Independent Financial Expert within five (5) business days after the expiration of the twenty (20) day period referred to in clause (iii) above, or if such third Independent Financial Expert does not make a determination of Fair market Common Stock Value within twenty (20) days after his selection, then such third Independent Financial Expert or a substituted third Independent Financial Expert, as applicable, shall, at the request of either party hereto (with respect to the other party), be appointed by the President or Chairman of the American Arbitration Association in New York, New York. The determination of Fair market Common Stock Value made by the third Independent Financial Expert appointed pursuant hereto shall be made within twenty (20) days after such appointment.

(v) If a third Independent Financial Expert is selected, Fair market Common Stock Value shall be the average of the determination of Fair market Common Stock Value made by the third Independent Financial Expert and the determination of Fair market Common Stock Value made by the Independent Financial Expert (selected pursuant to paragraph 16(d) hereof) whose determination of Fair market Common Stock Value is nearest to that of the third Independent Financial Expert. Such average shall be binding and conclusive upon the Founding Stockholder and BofA.

(vi) Each party shall bear the costs of the Independent Financial Expert retained by it. The costs of the third Independent Financial Expert shall be shared equally by BofA and the Founding Stockholder. The costs of arbitration shall be allocated by the arbitrator.

(e) Early Transfer. During the period of time following receipt by the Founding Stockholder or BofA of a Buyback Notice until consummation of the Buyback, the Company shall and shall cause its subsidiaries to cooperate fully with gaming regulators in an effort to assure that BofA shall not be required to procure or apply for a gaming license or finding of suitability in any state, tribal jurisdiction or other jurisdiction in which the Company operates. In the event that the Company is unable to obtain adequate assurances from the gaming regulators as discussed in the prior sentence, then the Company shall promptly notify BofA of this fact and, BofA shall have the right to immediately request transfer of title to all of the outstanding Transferred Common Stock to the Founding Stockholder in

consideration of the payment by the Founding Stockholder of the following: (i) in the case of the 2.99% Purchase Price, by delivering to BofA the cancelled 2.99% Note, (ii) in the case of the 2.00% Purchase Price, by delivering to BofA the cancelled 2.0% Note, and (iii) the Founding Stockholder shall remain liable hereunder to pay the FMV Purchase Price in accordance with and subject to the terms of this Section 16.

(f) Termination of Buyback. This paragraph 16 and the Buyback obligation and right set forth herein shall terminate immediately prior to an Initial Public Offering or Corporate Transaction.

(g) Assignment of Rights. Upon delivery of a notice of a Regulatory Event by either of the Company or BofA under this paragraph 16, the Founding Stockholder may assign all of its rights and obligations under this paragraph 16 to any party without the consent of BofA, provided that the Founding Stockholder shall remain liable for payment of the obligations under the Buyback Note in the event that the assignee does not fully perform thereunder.

(h) Alternative Redemption or Mandatory Disposition.

(i) Notwithstanding any other provision of this Agreement to the contrary, any outstanding Common Stock of the Company held by a Disqualified Stockholder shall be subject, at the election of the Company as determined by the Board to either (i) redemption by the Company at the purchase price, or (ii) to mandatory disposition, each in accordance with the procedures set forth in paragraphs 16(a) through (g), if in the reasonable good faith judgment of the Board such action should be taken pursuant to any applicable law or regulation to prevent the loss of, or secure the reinstatement of, or to prevent the denial of applications for or the renewal of, any governmental permit from any governmental body held or sought by the Company to conduct more than a de minimis portion of the business of the Company, if such governmental permit is conditioned upon some or all of the stockholders of the Company, or any Affiliate or associate of a stockholder, possessing prescribed qualifications or any other condition; provided that, in making its judgment to redeem such Common Stock, the Board shall consider procedural remedies available to the Company or such Disqualified Stockholder with the applicable governmental body.

(ii) For purposes of this paragraph 16(h), “Disqualified Stockholder” shall mean BofA (or its successors) in the event its holding of Common Stock may result, in the reasonable good faith judgment of the Board, in the loss of, or the failure to secure the reinstatement of, or the denial of applications for or the renewal of, any governmental permit from any governmental body held or sought by the Company to conduct any portion of the business of the Company.

(iii) If less than all the Common Stock held by any Disqualified Stockholder is to be mandatorily disposed of or redeemed, the Common Stock to be mandatorily disposed of or redeemed shall be selected in such manner as shall be determined by the Board.

(i) Prior to any cancellation or redemption of any shares of Class A Common Stock (or any security convertible into or exercisable for Class A Common Stock), the Company shall give at least 10 business days prior written notice thereof to each BHC Stockholder.

(j) In connection with any distribution of non-cash assets (e.g., securities) to the Company’s stockholders, the Company shall provide each BHC Stockholder with prior written notice thereof and if a BHC Stockholder notifies the Company in writing that receipt by such BHC Stockholder of such non-cash assets would create a material likelihood of a material violation of the BHCA by such BHC Stockholder, then the Company shall cooperate with such BHC Stockholder’s efforts to arrange for the sale of such BHC Stockholder’s pro rata share of such non-cash assets.

17. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such Stockholder Shares for any purpose.

18. Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by (i) the Company, (ii) the Investors that hold a majority of the Stockholder Shares then held by the Investors, (iii) the Founding Stockholder; and (iv) BofA, but only to the extent any such modification, amendment or waiver adversely affects the rights of BofA under Section 3(a) as it pertains to a BHC Regulatory Problem, the proviso at the end of the first sentence of Section 4, the last sentence of Section 7(a), Section 8 to the extent it pertains to BofA’s co-sale rights thereunder in a manner disproportionate to the other Stockholders, Section 12 to the extent it applies to BofA as a Protected Party, the definitions of “BHCA,” “BHC Regulatory Problem” and “BHC Stockholder” in Section 15 and Section 16; provided that any amendment, modification or waiver which adversely affects any Investor or class or sub-class of Stockholder Shares (for purposes of this paragraph 18, the Stockholder Shares held by the Tudor Investors will be considered a sub-class of Stockholder Shares) in a disproportionate manner must be approved by such individual Stockholder or the holders of a majority of the Stockholder Shares held by such class or sub-class. It being understood that the addition of any stockholder hereto on the same terms as set forth herein shall not be deemed to be an amendment, modification or waiver of this Agreement for purposes of this paragraph 18. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

19. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

20. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

21. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of and be enforceable as and to the extent provided herein by the Company and the Stockholders and any subsequent holders of Stockholder Shares, including successor trusts and trustees, so long as they hold Stockholder Shares.

22. Counterparts. This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

23. Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

24. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, mailed first class mail (postage prepaid), sent by reputable overnight courier service (charges prepaid) or sent by facsimile to the Company at the address set forth below and to any other recipient at the address indicated on the Schedules hereto and to any subsequent Stockholder subject to this Agreement at such address as indicated by the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, five (5) days after deposit in the U.S. mail, one day after deposit with a reputable overnight courier service (charges prepaid) or upon machine-generated acknowledgment of receipt after being transmitted by facsimile. The Company’s address is:

GCA Holdings, Inc.

3525 E. Post Road, Suite 120

Las Vegas, Nevada 89120

Attn: Chief Executive Officer

Phone: (702) 855-3006

Facsimile: (702) 262-5039

25. Governing Law. The corporate law of the State of Delaware shall govern all issues concerning the relative rights of the Company and its Stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

26. Waiver of Preemptive Rights. Each of the Other Stockholders hereby waives any existing preemptive rights with respect to the issuance and sale of the Preferred Stock under the Securities Purchase Agreement and the issuance of any Common Stock upon conversion thereof.

27. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s chief executive office is then located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

28. Descriptive Headings, etc. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the term “including” herein shall mean “including without limitation.”

29. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question or intent or interpretation arises, this Agreement shall be construed as it was drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement. The parties hereto intend that each covenant contained herein shall have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same or similar subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first covenant.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

GCA HOLDINGS, L.L.C.

By:	/s/ KARIM MASKATIYA
Its:	Chairman

M&C INTERNATIONAL

By:	/s/ ROBERT CUCINOTTA
Its:	Secretary

BANK OF AMERICA CORPORATION

By:	/s/ TOM HOUGHTON
Its:	Senior Vice President

SUMMIT/GCA HOLDINGS, LLC

By:	Summit Ventures VI-A, L.P.
Its:	Manager

By:	Summit Partners VI (GP), L.P.
Its:	General Partner

By:	Summit Partners VI (GP), LLC
Its:	General Partner

By:	/s/ WALTER KORTSCHAK
Its:	Member

(Continuation of Signature Page to Stockholders Agreement)

TPT GCA INVESTMENT LTD.

By:	/s/ ROBERT P. FORLENZA
Name:	Robert P. Forlenza
Its:	Director

TUDOR VENTURES GCA INVESTMENT LTD.

By:	/s/ ROBERT P. FORLENZA
Name:	Robert P. Forlenza
Its:	Director

TUDOR FUNDS GCA INVESTMENT LTD.

By:	/s/ ROBERT P. FORLENZA
Name:	Robert P. Forlenza
Its:	Director

(Continuation of Signature Page to Stockholders Agreement)

HARBOURVEST VI-GCA LLC

By:	HarbourVest Partners VI-Direct Fund L.P.
Its:	Sole Member

By:	HarbourVest VI-Direct Associates LLC
Its:	General Partner

By:	HarbourVest Partners, LLC
Its:	Managing Member

By:	/s/ OFER NEMIROVSKY
Its:	Managing Director

(Continuation of Signature Page to Stockholders Agreement)

CASINO CASH ACCESS CORP., ON BEHALF OF GM CAPITAL PARTNERS I, L.P., ITS SOLE STOCKHOLDER

By:	/s/ BRIAN S. KORN
Its:	President & Secretary

JPMORGAN CHASE BANK, AS TRUSTEE FOR FIRST PLAZA GROUP TRUST

By:	/s/ MARC PINSKY
Its:	Assistant Vice President

SCHEDULE OF INVESTORS

Summit GCA Holdings, LLC
c/o Summit Partners, L.P.
499 Hamilton Avenue, Suite 200
Palo Alto, California 94301
Telephone:	(650) 321-1166
Telecopy:	(650) 321-1188
Attention:	Walter G. Kortschak
C.J. Fitzgerald

with a copy to:

(which shall not constitute notice to the Summit GCA Holdings, LLC)

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Telephone:	(312) 861-2000
Telecopy:	(312) 861-2200
Attention:	Ted H. Zook, P.C.

TPT GCA Investment Ltd.

Tudor Ventures GCA Investment Ltd.

Tudor Funds GCA Investment Ltd.

c/o Tudor Investment Corporation

50 Rowes Wharf, 6th Floor

Boston, Massachusetts 02110

Attention:	Robert Forlenza

with a copy to:

(which shall not constitute notice to the TPT GCA Investment Ltd., Tudor Ventures GCA Investment Ltd. or Tudor Funds GCA Investment Ltd.)

Tudor Investment Corporation

1275 King Street

Greenwich, Connecticut 06831

Attention:	Stephen N. Waldman, Esq.

and

Bingham McCutchen LLP

150 Federal Street

Boston, Massachusetts 02110

Telephone:	(617) 951-8000
Telecopy:	(617) 951-8736
Attention:	Victor J. Paci

HarbourVest VI-GCA LLC
c/o HarbourVest Partners, LLC
One Financial Center
44th Floor
Boston, MA 02111
Telephone:	(617) 348-3707
Telecopy:	(617) 350-0305

with a copy to:

(which shall not constitute notice to HarbourVest VI-GCA LLC)

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Telephone:	212 909 6170
Telecopy:	212 909 6836
Attention:	David J. Schwartz

Casino Cash Access Corp.

c/o GM Capital Partners I, L.P.

c/o General Motors Investment Management Corporation

767 Fifth Avenue, 16th Floor

New York, New York 10153

Telecopy:	(212) 418-3644
Attention:	Larry Rusoff

JPMorgan Chase Bank, as Trustee for First Plaza Group Trust

4 Chase MetroTech Center, 18th Floor

Brooklyn, New York 11245

Telecopy:	(718) 242-8695
Attention:	John A. Ferrante

with a copy to:

(which shall not constitute notice to JPMorgan Chase Bank,

as Trustee for First Plaza Group Trust)

General Motors Investment Management Corporation

767 Fifth Avenue, 16th Floor

New York, New York 10153

Telecopy:	(212) 418-3644
Attention:	Larry Rusoff

SCHEDULE OF FOUNDING STOCKHOLDER

M&C International
2350 Mission College Blvd, Suite 200
Santa Clara, California 95054
Phone: (408) 492-0034
Facsimile:	(408) 492-9632
Attention:	President

with a copy to:

(which shall not constitute notice to the Founding Stockholder)

Morrison & Foerster LLP

755 Page Mill Road

Palo Alto, California 94304

Phone: (650) 813-5615

Facsimile: (650) 494-0792

Attn: Paul “Chip” L. Lion III, Esq.

SCHEDULE OF OTHER STOCKHOLDERS

Bank of America Corporation

600 Montgomery Street

San Francisco, CA 94111

Phone: (415) 913-6079

Facsimile: (415) 913-6807

Attn: Gary M. Tsuyuki

with a copy to:

(which shall not constitute notice to BofA)

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Phone: (212) 859-8000

Facsimile: (212) 859-4000

Attention: Jeffrey Bagner and Michael Levitt

CONSENT OF SPOUSE

The undersigned spouse of one of the [Other Stockholders] listed on the [Schedule of Other Stockholders] attached to the foregoing Stockholders Agreement (the “Agreement”) with GCA Holdings, Inc. (the “Company”) certifies that (i) he or she has read the foregoing Agreement and the other Transaction Agreements (as defined in the Agreement); (ii) acknowledges that he or she understands its terms and (iii) ratifies and approves the terms of the Agreement and the other Transaction Agreements insofar as they do or may affect the management and disposition of any community property interest of him or her.

DATED:             , 2004

Print Name

Signature